Exhibit 3.20

State of Delaware Secretary of State Division of Corporations Delivered 01:51 PM 12/17/2020 FILED 01:51 PM 12/17/2020 SR 20208685185 - File Number 2058433

CERTIFICATE OF MERGER

MERGING

FULCRUM IT SERVICES, LLC, a Virginia limited liability company,

G2, INC., a Maryland corporation,

CYBERCENTS SOLUTIONS, LLC, a Delaware limited liability company,

HII MISSION DRIVEN INNOVATIVE TECHNICAL SERVICES LLC, an

Alabama limited liability company,

HII MISSION DRIVEN INNOVATIVE GOVERNMENT SOLUTIONS INC., a

Delaware corporation,

and

HII SYSTEMS INNOVATIONS INC., a Texas corporation

WITH AND INTO

HII DEFENSE AND FEDERAL SOLUTIONS, INC., a Delaware corporation

(Pursuant to Section 209 of the

Limited Liability Company Act of the State of Delaware)

HII Defense and Federal Solutions, Inc. hereby certifies as follows:

FIRST. The name and state of incorporation of each constituent entity to the Merger (defined below) is as follows:

(a)	Fulcrum IT Services, LLC, a Virginia limited liability company (“FITS”) and a wholly-owned subsidiary of the Surviving Corporation (defined below);

(b)	G2, Inc., a Maryland Corporation (“G2”) and a wholly-owned subsidiary of the Surviving Corporation;

(c)	CyberCENTS Solutions, LLC, a Delaware limited liability company (“CCS”) and a wholly-owned subsidiary of the Surviving Corporation;

(d)	HII Mission Driven Innovative Technical Services LLC, an Alabama limited liability company (“HII MDITS”) and a wholly-owned subsidiary of the Surviving Corporation;

(e)	HII Mission Driven Innovative Government Solutions Inc., a Delaware corporation (“HII MDIGS”) and a wholly-owned subsidiary of the Surviving Corporation;

(f)

HII Systems Innovations Inc., a Texas corporation and a wholly-owned subsidiary of the Surviving Corporation (“HII SIT” and together with FITS, G2, CCS, HII MDITS and HII MDIGS, the “Merged Entities”); and

(g)	HII Defense and Federal Solutions, Inc., a Delaware corporation (the “Surviving Corporation”).

SECOND. An Agreement and Plan of Merger (the “Plan of Merger”), effective as of the Effective Date (defined below), among the Surviving Corporation and the Merged Entities merging (the “Merger”) the Merged Entities with and into the Surviving Corporation, with the Surviving Corporation remaining as the surviving corporation, has been approved and adopted by (a) the board of directors and the sole stockholder of the Surviving Corporation in accordance with Sections 141(f) and 228, respectively, of the Delaware General Corporation Law (the “DGCL”) and 18-209 of the Delaware Limited Liability Company Act (“DLLCA”), (b) the Surviving Corporation, in its capacity as the sole member of FITS, in accordance with Section 13.1-1071 of the Virginia Limited Liability Company Act (the “VLLCA”), (c) the board of directors and the Surviving Corporation, in its capacity as the sole stockholder of G2, in accordance with Section 3-105(b) and Section 3-105(e), respectively, of the Maryland Code (the “MDC”), (d) the Surviving Corporation, in its capacity as the sole member of CCS, in accordance with Section 18-209 of the DLLCA, (e) the Surviving Corporation, in its capacity as the sole member of HII MDITS, in accordance with Section 10A-5A-4.07(c) of the Alabama Business and Nonprofit Entities Code (“ALBNEC”), (f) the board of directors and the Surviving Corporation, in its capacity as sole stockholder of HII MDIGS, in accordance with Sections 141(f) and 228, respectively, of the DGCL and 18-209 of the DLLCA, and (g) the board of directors and the Surviving Corporation, in its capacity as the sole shareholder of HII SIT, in accordance with Section 21.452(b) and 21.452(c) of the Texas Business Organizations Code (“TXBOC”).

THIRD. The name of the Surviving Corporation shall remain HII Defense and Federal Solutions, Inc.

FOURTH. The Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Date (defined below) shall remain the certificate of incorporation of the Surviving Corporation.

FIFTH. The executed Plan of Merger is on file at the office of the Surviving Corporation at 4101 Washington Ave. 909-7, Enclave 7B, Newport News, VA 23607.

SIXTH. A copy of the Plan of Merger will be furnished by the Surviving Corporation on request and without cost to the sole stockholder of the Surviving Corporation or the sole stockholder or member, as applicable, of the Merged Entities.

SEVENTH. The Merger will be effective as of January 1, 2021 (the “Effective Date”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, HII Defense and Federal Solutions, Inc. has caused this Certificate of Merger to be executed by its duly authorized officer on the date indicated below.

Dated: December 17, 2020	HII DEFENSE AND FEDERAL SOLUTIONS, INC.

	By:	/s/ Charles R. Monroe, Jr.
Name: Charles R. Monroe, Jr. Title: Secretary

[Signature Page to Delaware Certificate of Merger]